UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 9, 2010
(Date of report)
SAGA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11588	38-3042953

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236
(Address of principal executive offices)
(313) 886-7070

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)	With respect to the bonuses, if any, to be paid during any fiscal year, to the executive officers, other than the Chief Executive Officer, of Saga Communications, Inc. (the “Company”), the Chief Executive Officer provides input and makes recommendations to the Compensation Committee (the “Committee”) of the Board of Directors. The Committee receives such recommendations from the CEO and then, in its discretion, determines and recommends the bonuses to be paid to such executive officers to the full Board of Directors, which then makes the final determination of such bonuses in its discretion. With respect to the last fiscal year, the Committee received the recommendations of the CEO with respect to the bonuses to be paid to such executive officers for the last fiscal year, and determined and recommended to the Board of Directors the payment of cash bonuses for such executive officers in the same amounts as were paid last year. The Board of Directors approved the Committee’s recommendation on March 9, 2010. The amounts of such cash bonuses are set forth in the table below:

Name	Title	Amount
Samuel D. Bush	Senior Vice President, Chief Financial Officer and Treasurer	$33,750
Steven J. Goldstein	Executive Vice President and Group Program Director	$63,000
Warren S. Lada	Senior Vice President — Operations	$33,750
Marcia K. Lobaito	Senior Vice President, Secretary and Director of Business Affairs	$20,250
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGA COMMUNICATIONS, INC.
Date: March 11, 2010	By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President, Chief Financial Officer and Treasurer